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                            INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of U.S. Restaurant Properties Master L.P.'s 1st Amendment to
Form S-3 to be filed the week of May 20, 1996, related to WW Services, Inc. We consent to the reference to us under the heading "Experts" on such Prospectus.

Tanner and Long, P.C.
Baxley, Georgia
May 21, 1996